EXHIBIT INDEX

(d)(3) Investment Management Services Transfer Agreement, dated Sept. 29, 2005, between Ameriprise Financial, Inc. (fka American Express Financial Corporation) and RiverSource Investments, LLC

(e) Distribution Agreement, dated Oct. 1, 2005, between Registrant and Ameriprise Financial Services, Inc.

(h)(1) Administrative Services Agreement, dated Oct. 1, 2005, between Registrant and Ameriprise Financial, Inc.

(h)(4) Class Y Shareholder Service Agreement, dated Oct. 1, 2005, between Registrant and Ameriprise Financial Services, Inc.

(h)(5) Master Fee Cap/Fee Waiver Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC, Ameriprise Financial, Inc., RiverSource Service Corporation, Ameriprise Financial Services, Inc. and the RiverSource Funds and Preferred Master Trusts.

(h)(6) Transfer Agency Agreement, dated Oct. 1, 2005, between Registrant and RiverSource Service Corporation.

(h)(7) License Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc. and the RiverSource Funds.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m)(1) Plan and Agreement of Distribution (for Class A and Class B shares), dated Oct. 1, 2005, between Registrant and Ameriprise Financial Services, Inc.

(m)(2) Plan and Agreement of Distribution (for Class C shares), dated Oct. 1, 2005, between Registrant and Ameriprise Financial Services, Inc.